Exhibit 99.1

Contacts:	(Media)	Janice Monahan 480/693-5729

	(Investors)	Derek Kerr 480/693-5710

FOR IMMEDIATE RELEASE: Tuesday, July 22, 2003

AMERICA WEST REPORTS PROFIT IN SECOND QUARTER 2003

Airline Reports $13 Million Profit Excluding Special Items

•	Net profit for the second quarter 2003 was $79.7 million or $2.02 per diluted share vs. a net loss of $12.9 million or $0.38 per share in the same quarter in 2002. Excluding special items the second quarter 2003 profit was $12.9 million or $0.33 per diluted share.

•	Second quarter 2003 marks the first quarterly profit since the third quarter 2000. America West becomes only the third major U.S. airline to report a quarterly profit excluding special items since Sept. 11, 2001.

•	Passenger revenue per available seat mile (RASM) improved 4.2 percent from the second quarter 2002 despite a 4.8 percent increase in stage length. RASM improved sequentially throughout the quarter with April up 0.1 percent, May up 2.4 percent and June up 10.3 percent.

•	Operating cost per available seat mile (CASM) excluding special charges declined 1.3 percent from the second quarter 2002 despite a 15.9 percent increase in fuel price. Excluding fuel and special charges, CASM declined 4.0 percent.

•	Cash and short-term investments totaled $465 million on June 30, $80 million of which is restricted.

     PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc. and The Leisure Company, today reported a second quarter profit of $79.7 million and a diluted earnings per share of $2.02. For the same period a year ago, America West reported a net loss of $12.9 million, or $0.38 per share.

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5.

America West Holdings Corporation
Second Quarter 2003 Earnings / 2

     Second quarter 2003 results included an $81.3 million reimbursement payment for Sept. 11 security fees and $14.5 million of special charges for the closing of the airline’s Columbus, Ohio hub, the reduction in management, professional and administrative positions and the removal of three 737-200s from service. Excluding those special items, America West reported earnings of $12.9 million or $0.33 per diluted share.

     “We are extremely pleased to report a profit in this quarter. These results are solid evidence that the transformation of America West Airlines has worked,” said W. Douglas Parker, chairman and chief executive officer. “In less than two years, we have separated ourselves from the ranks of struggling airlines and have joined a very small group of low-fare airlines that have been able to report profits despite the difficult economic times.”

     “We recognize, of course, that we are not done. The second quarter is historically our strongest and these financial results, while encouraging, fall well short of some of our previous second quarter earnings,” continued Parker. “We are however, extremely confident that we are on the right path. Our 12,000 fantastic employees are running a great airline, providing excellent customer service at great values and keeping our costs in check. So long as we continue to do these things, we believe America West is well-positioned to emerge from this economic downturn as an industry leader.”

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6.

America West Holdings Corporation
Second Quarter 2003 Earnings / 3

     Operating revenues for the quarter were $575.8 million, up 5.8 percent for the same period in 2002. Available seat miles (ASMs) increased 1.8 percent to 6.97 billion. Revenue passenger miles (RPMs) were a record 5.5 billion, up 6.0 percent from second quarter 2002, resulting in a record passenger load factor for the quarter of 78.9 percent, up from 75.8 in second quarter 2002. Passenger yields increased 0.1 percent to 9.79 cents, and passenger revenue per available seat mile (RASM) improved 4.2 percent to 7.72 cents.

     “We’re particularly pleased with our unit revenue performance in the quarter. Our 4.2 percent increase in RASM well exceeded the industry average thanks to our great operations, our business-friendly pricing structure and some aggressive yield management in peak travel periods,” said Parker. “June was our strongest month with year-over-year improvement of 10.3 percent and we are happy to see this momentum has carried into the third quarter.”

     Operating costs per available seat mile (CASM) for the second quarter 2003 excluding special charges decreased 1.3 percent to 7.70 cents. The average fuel price excluding tax was 81.7 cents per gallon compared to 70.5 cents per gallon in the second quarter of 2002. Excluding special charges and fuel, CASM decreased 4.0 percent to 6.46 cents.

     America West completed the downsizing of its operation in Columbus, Ohio, during the quarter, reducing flights there from 49 daily departures to four flights a day to the airline’s Phoenix and Las Vegas hubs. The airline also eliminated approximately 250 management, professional and administrative positions, primarily at the company’s Tempe headquarters and other Phoenix-area locations.

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7.

America West Holdings Corporation
Second Quarter 2003 Earnings / 4

     America West’s cash and short-term investments totaled $465 million on June 30, of which $80 million is restricted. During the quarter, America West received a reimbursement payment of $81.3 million for Sept. 11 security fees. The payment is part of the aviation reimbursement provisions of the Emergency Wartime Supplemental Appropriations Act. The Act also suspends the previously mandated passenger and security segment fees from June through September 2003.

     From April through June, the airline continued to achieve outstanding operating performance. During that period, 86.4 percent of flights arrived on time and only 0.3 percent of flights were cancelled, despite record load factors.

     America West had other important accomplishments in the quarter including:

•	Additional service to two new cities — Memphis, Tenn., and Cancun, Mexico. This month the airline also announced it will begin new service to Edmonton, Canada and Monterrey, Mexico in October.

•	Web check-in was initiated on www.americawest.com in May and an enhanced Low Fare Finder was activated in June, which gives customers even more power for finding the lowest fares available.

•	America West became the first low-fare carrier to win the prestigious Freddie Award from Inside Flyer magazine for Best Elite-Level Frequent Flyer Program in the Americas. America West’s FlightFund was recognized as having the best benefits and bonuses for elite level members.

     America West will conduct a live audio webcast of its earnings call today at 1:00 p.m. EDT, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. An archive will be available on the Web site.

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8.

America West Holdings Corporation
Second Quarter 2003 Earnings / 5

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier, serving 92 destinations in the U.S., Canada and Mexico. The Leisure Company, also a wholly owned subsidiary, is one of the nation’s largest tour packagers.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The risks and uncertainties include, but are not limited to, the duration and extent of the current soft economic conditions; the impact of global instability, including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

9.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 6

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	June 30, 2003	June 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$538,358	$507,309	6.1
Cargo	7,844	7,255	8.1
Other	29,569	29,582	—

Total operating revenues	575,771	544,146	5.8

Operating expenses:
Salaries and related costs	155,009	146,038	6.1
Aircraft rental	72,291	70,618	2.4
Rentals and landing fees	37,505	38,382	(2.3)
Aircraft fuel	86,530	73,448	17.8
Agency commissions	6,291	10,508	(40.1)
Aircraft maintenance materials and repairs	58,510	63,537	(7.9)
Depreciation and amortization	17,155	17,727	(3.2)
Special charges, net	14,472	—	—
Other	111,703	122,467	(8.8)

Total operating expenses	559,466	542,725	3.1

Operating income	16,305	1,421	—

Nonoperating income (expenses):
Interest income	1,158	3,252	(64.4)
Interest expense, net	(19,515)	(19,958)	(2.2)
Federal government assistance	81,255	2,264	—
Other, net	481	166	—

Total nonoperating income (expenses), net	63,379	(14,276)	—

Income (loss) before income tax benefit	79,684	(12,855)	—

Income tax benefit	—	—	—

Net income (loss)	$79,684	$(12,855)	—

Income (loss) per share:
Basic	$2.36	$(0.38)	—

Diluted	$2.02	$(0.38)	—

Shares used for computation:
Basic:	33,719	33,726	—

Diluted:	39,497	33,726	17.1

10.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 7

America West Airlines, Inc.
Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	June 30, 2003	June 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$538,358	$507,309	6.1
Cargo	7,844	7,255	8.1
Other	18,854	18,580	1.5

Total operating revenues	565,056	533,144	6.0

Operating expenses:
Salaries and related costs	154,437	145,604	6.1
Aircraft rental	72,291	70,618	2.4
Rentals and landing fees	37,505	38,382	(2.3)
Aircraft fuel	86,530	73,448	17.8
Agency commissions	6,291	10,508	(40.1)
Aircraft maintenance materials and repairs	58,510	63,537	(7.9)
Depreciation and amortization	17,155	17,727	(3.2)
Special charges, net	14,081	—	—
Other	104,225	114,375	(8.9)

Total operating expenses	551,025	534,199	3.1

Operating income (loss)	14,031	(1,055)	—

Nonoperating income (expenses):
Interest income	2,829	4,891	(42.2)
Interest expense, net	(21,288)	(21,728)	(2.0)
Federal government assistance	81,255	2,264	—
Other, net	481	166	—

Total nonoperating income (expenses), net	63,277	(14,407)	—

Income (loss) before income tax benefit	$77,308	$(15,462)	—

11.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 8

	3 Months Ended	3 Months Ended	Percent
	June 30, 2003	June 30, 2002	Change

		(as restated)
Operating Statistics:
Number of aircraft at end of period	140	142	(1.4)
Available seat miles/ASMs (in millions)	6,974	6,850	1.8
Block hours	129,576	127,628	1.5
Average stage length (miles)	992	947	4.8
Revenue passenger miles/RPMs (in millions)	5,502	5,189	6.0
Load factor (%)	78.9	75.8	3.1	points
Passenger enplanements (000)	5,185	5,080	2.1
Passenger yield (cents)	9.79	9.78	0.1
Passenger revenue per ASM (cents)	7.72	7.41	4.2
Operating revenue per ASM (cents)	8.10	7.78	4.1
Operating cost per ASM (cents)	7.90	7.80	1.3
Operating cost per ASM excluding special charges (cents)	7.70	7.80	(1.3)
Operating cost per ASM excluding special charges and fuel (cents)	6.46	6.73	(4.0)
Average fuel cost per gallon (cents)	81.70	70.48	15.9
Fuel gallons consumed (in millions)	105.9	104.2	1.6

12.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 9

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income (loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Consolidated Net Income (Loss) Excluding Special Items for the three months ended June 30

	3 Months Ended	3 Months Ended
	June 30, 2003	June 30, 2002

		(as restated)
	(in millions except per share amounts)
Net income (loss) as reported	$79.7	$(12.9)
Special items:
Special charges (1)	14.5	—
Federal government assistance (2)	(81.3)	(2.3)

Net income (loss) as adjusted for special items	$12.9	$(15.2)

Basic income (loss) per share:
Net income (loss) as reported	$2.36	$(0.38)
Special items:
Special charges	0.43	—
Federal government assistance	(2.41)	(0.07)

Net income (loss) excluding special items	$0.38	$(0.45)

Diluted income (loss) per share:
Net income (loss) as reported	$2.02	$(0.38)
Special items:
Special charges	0.37	—
Federal government assistance	(2.06)	(0.07)

Net income (loss) excluding special items	$0.33	$(0.45)

Shares for computation -
Basic	33,719	33,726
Diluted	39,497	33,726

Notes

(1)	The second quarter of 2003 includes $9.6 million related to the elimination of AWA’s hub operations in Columbus, Ohio. In addition, the Company recorded an impairment loss of $2.6 million related to three owned Boeing 737-200 aircraft that have been or will be grounded. An additional $2.3 million was recorded for the reduction-in-force exercise in April 2003.

(2)	The second quarter of 2003 includes the receipt of $81.3 million representing the Company’s proportional share of passenger security and air carrier security fees paid or collected as of April 2003. The second quarter of 2002 includes $2.3 million, which represents the final adjustment of monies received under the Air Transportation Safety and System Stabilization Act.

13.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 10

Reconciliation of Airline Operating Cost per ASM Excluding Special Charges and Fuel

	3 Months Ended	3 Months Ended
	June 30, 2003	June 30, 2002

		(as restated)
	(in millions)
Operating expenses	$551.0	$534.2
Special charges	(14.1)	—

Operating expenses, excluding special charges	536.9	534.2
Fuel expense	(86.5)	(73.4)

Operating expenses, excluding special charges and fuel expense	$450.4	$460.8

	3 Months Ended	3 Months Ended
	June 30, 2003	June 30, 2002

		(as restated)
	(in cents)
Operating cost per ASM	$7.90	$7.80
Special charges	(0.20)	—

Operating cost per ASM, excluding special charges	7.70	7.80
Fuel expense	(1.24)	(1.07)

Operating cost per ASM, excluding special charges and fuel expense	$6.46	$6.73

14.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 11

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)

	June 30, 2003	December 31, 2002

	(unaudited)
Assets
Current assets
Cash equivalents and short-term investments	$385,710	$360,488
Other current assets, net	335,234	248,428

Total current assets	720,944	608,916

Property and equipment, net	617,866	649,760
Other assets
Restricted cash	78,677	45,968
Other assets	136,075	134,309

Total assets	$1,553,562	$1,438,953

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$59,286	$22,238
Other liabilities	584,723	488,596

Total current liabilities	644,009	510,834

Long-term debt, less current maturities	670,869	712,982
Deferred credits and other noncurrent liabilities	143,928	146,959
Stockholders’ equity	94,756	68,178

Total liabilities and stockholders’ equity	$1,553,562	$1,438,953

15.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 12

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	6 Months Ended	6 Months Ended	Percent
	June 30, 2003	June 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$1,038,932	$944,284	10.0
Cargo	14,900	14,575	2.2
Other	45,172	45,578	(0.9)

Total operating revenues	1,099,004	1,004,437	9.4

Operating expenses:
Salaries and related costs	316,142	288,569	9.6
Aircraft rental	147,445	143,509	2.7
Rentals and landing fees	77,265	79,812	(3.2)
Aircraft fuel	179,886	131,536	36.8
Agency commissions	12,483	24,757	(49.6)
Aircraft maintenance materials and repairs	122,718	128,795	(4.7)
Depreciation and amortization	34,629	34,385	0.7
Special charges, net	14,370	21,030	(31.7)
Other	223,901	234,089	(4.3)

Total operating expenses	1,128,839	1,086,482	3.9

Operating loss	(29,835)	(82,045)	(63.6)

Nonoperating income (expenses):
Interest income	2,565	6,041	(57.5)
Interest expense, net	(38,020)	(37,131)	2.4
Federal government assistance	81,255	2,264	—
Other, net	1,701	(2,292)	—

Total nonoperating income (expenses), net	47,501	(31,118)	—

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	17,666	(113,163)	—

Income tax benefit	—	(35,071)	—

Income (loss) before cumulative effect of change in accounting principle	17,666	(78,092)	—

Cumulative effect of change in accounting principle	—	(208,223)	—

Net income (loss)	$17,666	$(286,315)	—

Basic income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.52	$(2.32)	—
Cumulative effect of change in accounting principle	—	(6.17)	—

Basic income (loss) per share	$0.52	$(8.49)	—

Diluted income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.48	$(2.32)	—
Cumulative effect of change in accounting principle	—	(6.17)	—

Diluted income (loss) per share	$0.48	$(8.49)	—

Shares used for computation:
Basic:	33,716	33,727	—

Diluted:	36,605	33,727	8.5

16.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 13

America West Airlines, Inc.
Statements of Operations
(in thousands)
(unaudited)

	6 Months Ended	6 Months Ended	Percent
	June 30, 2003	June 30, 2002	Change

		(as restated)
Operating revenues:
Passenger	$1,038,932	$944,284	10.0
Cargo	14,900	14,575	2.2
Other	25,629	27,884	(8.1)

Total operating revenues	1,079,461	986,743	9.4

Operating expenses:
Salaries and related costs	314,933	287,683	9.5
Aircraft rental	147,445	143,509	2.7
Rentals and landing fees	77,265	79,812	(3.2)
Aircraft fuel	179,886	131,536	36.8
Agency commissions	12,483	24,757	(49.6)
Aircraft maintenance materials and repairs	122,718	128,795	(4.7)
Depreciation and amortization	34,629	34,385	0.7
Special charges, net	13,979	21,030	(33.5)
Other	208,839	218,619	(4.5)

Total operating expenses	1,112,177	1,070,126	3.9

Operating loss	(32,716)	(83,383)	(60.8)

Nonoperating income (expenses):
Interest income	5,886	9,389	(37.3)
Interest expense, net	(41,529)	(40,625)	2.2
Federal government assistance	81,255	2,264	—
Other, net	1,701	(2,292)	—

Total nonoperating income (expenses), net	47,313	(31,264)	—

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	$14,597	$(114,647)	—

17.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 14

	6 Months Ended	6 Months Ended	Percent
	June 30, 2003	June 30, 2002	Change

	(as restated)
Operating Statistics:
Number of aircraft at end of period	140	142	(1.4)
Available seat miles/ASMs (in millions)	13,826	12,928	6.9
Block hours	259,680	241,577	7.5
Average stage length (miles)	989	935	5.8
Revenue passenger miles/RPMs (in millions)	10,374	9,451	9.8
Load factor (%)	75.0	73.1	1.9	points
Passenger enplanements (000)	9,840	9,383	4.9
Passenger yield (cents)	10.01	9.99	0.2
Passenger revenue per ASM (cents)	7.51	7.30	2.9
Operating revenue per ASM (cents)	7.81	7.63	2.4
Operating cost per ASM (cents)	8.04	8.28	(2.9)
Operating cost per ASM excluding special items (cents)	7.97	8.12	(2.2)
Operating cost per ASM excluding special items and fuel (cents)	6.67	7.10	(6.5)
Average fuel cost per gallon (cents)	85.80	67.08	27.9
Fuel gallons consumed (in millions)	209.7	196.1	6.9

18.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 15

Reconciliation of Consolidated Net Income (Loss) Excluding Special Items for the 6 months ended June 30

	6 Months Ended	6 Months Ended
	June 30, 2003	June 30, 2002

		(as restated)
	(in millions except per share amounts)
Net income (loss) as reported	$17.7	$(286.3)
Cumulative effect of change in accounting principle (1)	—	208.2

Income (loss) before cumulative effect of change in accounting principle	17.7	(78.1)
Net operating loss carrybacks (2)	—	(35.1)

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	17.7	(113.2)
Special items:
Gain on airframe exchange (3)	(4.4)	—
Special charges (4)	15.5	21.0
Revision of estimated special charges recorded in 2001(5)	(1.1)	—
Write-down of investment (6)	—	2.8
Federal government assistance (7)	(81.3)	(2.3)

Loss before income tax benefit and cumulative effect of change in accounting principle, as adjusted for special items	$(53.6)	$(91.7)

Basic and diluted income (loss) per share:
Net income (loss) as reported	$0.52	$(8.49)
Cumulative effect of change in accounting principle	—	6.17
Net operating loss carrybacks	—	(1.04)

Income (loss) before income tax benefit and cumulative effect of change in accounting principle	$0.52	$(3.36)

Shares for computation -
Basic and diluted	33,716	33,727

Notes

(1)	The 2002 period includes the cumulative effect of a change in accounting principle of $208.2 million related to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”

(2)	The 2002 period includes net operating loss carrybacks of $35.1 million resulting from Holdings’ 2001 consolidated income tax return, which included a claim to carryback losses incurred in 2001 to the tax years 1996 through 2000 due to a change in U.S. income tax law.

(3)	The 2003 period includes a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe.

(4)	The 2003 period includes $10.6 million of special charges related to the elimination of AWA’s hub operations in Columbus, Ohio; $2.6 million for the impairment loss of three owned Boeing 737-200 aircraft that have been or will be grounded; and $2.3 million related to reduction-in-force in April. The 2002 period includes $21.0 million of special charges primarily related to the restructuring completed on January 18, 2002.

(5)	The 2003 period includes a credit of $1.1 million due to a revision of the estimated costs related to the early termination of certain aircraft leases.

(6)	The 2002 period includes a $2.8 million nonoperating charge related to the write-down of an investment in an e-commerce entity.

(7)	The 2003 period includes the receipt of $81.3 million representing the Company’s proportional share of passenger security and air carrier fees paid or collected as of April 2003. The 2002 period includes $2.3 million, which represents the final adjustment of monies received under the Air Transportation Safety and System Stabilization Act.

19.

America West Holdings Corporation
Second Quarter 2003 Financial Results / 16

Reconciliation of Airline Operating Cost per ASM Excluding Special Items and Fuel

	6 Months Ended	6 Months Ended
	June 30, 2003	June 30, 2002

		(as restated)
	(in millions)
Operating expenses	$1,112.2	$1,070.1
Special items:
Gain on airframe exchange	4.4	—
Special charges	(15.1)	(21.0)
Revision of estimated special charges recorded in 2001	1.1	—

Operating expenses, excluding special items	1,102.6	1,049.1
Fuel expense	(179.9)	(131.5)

Operating expenses, excluding special items and fuel expense	$922.7	$917.6

	6 Months Ended	6 Months Ended
	June 30, 2003	June 30, 2002

		(as restated)
	(in cents)
Operating cost per ASM	$8.04	$8.28
Special items:
Gain on airframe exchange	0.03	—
Special charges	(0.11)	(0.16)
Revision of estimated special charges recorded in 2001	0.01	—

Operating cost per ASM, excluding special items	7.97	8.12
Fuel expense	(1.30)	(1.02)

Operating cost per ASM, excluding special items and fuel expense	$6.67	$7.10

20.